Exhibit 23.1

                  Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-71574) of Sport Supply Group, Inc. and in the related Prospectus, and in the Registration Statements (Form S-8 No.'s 33-42056, 33-48514, 33-80028, 333-27191, 333-27193 and 333-36314) of our
report dated November 20, 2000, except for Note 3 as to which the date is December 27, 2000, with respect to the consolidated financial statements of Sport Supply Group, Inc. included in the Form 10-K filed by Sport Supply Group, Inc. for the year ended September 29, 2000.

Our audits also included the financial statement schedule of Sport Supply Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                   Ernst & Young LLP

Dallas, Texas
January 31, 2001